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                                                                     EXHIBIT 5.1



                                  March 1, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Registration Statement on Form S-8
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Ladies and Gentlemen:

         I am Group Counsel of American Express Company (the "Company"), and I have represented the Company in connection with the preparation of a Registration Statement on Form S-8 of the Company relating to 57,792 Common Shares, par value $.60 per share (the "Common Shares"), of the Company being registered for issuance upon the exercise of options ("Options") granted pursuant to the 1995 Stock Option Plan of Rockford Industries, Inc., as amended, (the "Plan").

         I have examined the Restated Certificate of Incorporation, as amended, and the By-laws of the Company, the Plan and such other corporate documents and records as I have deemed necessary or appropriate in order to render the opinions set forth below.

         Based upon the foregoing, and subject to the qualification that I am admitted to the practice of law only in the State of New York and do not purport to be expert in the laws of any jurisdiction other than the State of New York and the United States, I am of the opinion that:

         1. The Common Shares are duly authorized.

         2. When the Common Shares are issued upon the exercise of Options and delivered in accordance with and pursuant to the terms of the Plan, such Common Shares will be validly issued, fully paid and nonassessable.

         This opinion is given as of the date hereof, and I assume no obligation to advise you after the date hereof of facts or circumstances that come to my attention or changes in law that occur which could affect the opinions contained herein.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to me in Item 5.1 of the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Carol V. Schwartz
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                                                     Carol V. Schwartz
                                                     Group Counsel